THE FIRST AUSTRALIA FUND, INC.
                             A Maryland Corporation
                                     BY-LAWS
                              Amended and Restated
                              as of August 27, 1999




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                                TABLE OF CONTENTS
                                                                                                               Page

ARTICLE I NAME OF CORPORATION, LOCATION OF OFFICES AND SEAL.......................................................1

         Section 1.       Name....................................................................................1
         Section 2.       Principal Offices.......................................................................1
         Section 3.       Seal....................................................................................1

ARTICLE II STOCKHOLDERS...........................................................................................2

         Section 1.       Place of Meeting........................................................................2
         Section 2.       Annual Meetings.........................................................................2
         Section 3.       Special Meetings........................................................................2
         Section 4.       Notice of Meetings......................................................................3
         Section 5.       Quorum; Adjournment of Meetings.........................................................3
         Section 6.       Voting and Inspector....................................................................4
         Section 7.       Stockholders Entitled to Vote...........................................................5
         Section 8.       Validity of Proxies, Ballots............................................................5
         Section 9.       Conduct of Stockholders' Meetings.......................................................6
         Section 10.      Action Without a Meeting................................................................6
         Section 11.      Stockholder Proposals...................................................................6

ARTICLE III BOARD OF DIRECTORS....................................................................................9

         Section 1.       Powers..................................................................................9
         Section 2.       Number and Term.........................................................................9
         Section 3.       Election...............................................................................10
         Section 4.       Vacancies and Newly Created Directorships..............................................10
         Section 5.       Removal................................................................................11
         Section 6.       Place of Meeting.......................................................................11
         Section 7.       Annual and Regular Meetings............................................................11
         Section 8.       Special Meetings.......................................................................12
         Section 9.       Waiver of Notice.......................................................................12
         Section 10.      Quorum and Voting......................................................................12
         Section 11.      Action Without a Meeting...............................................................13
         Section 12.      Compensation of Directors..............................................................13

ARTICLE IV COMMITTEES............................................................................................13

         Section 1.       Organization...........................................................................13
         Section 2.       Proceedings and Quorum.................................................................14

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ARTICLE V OFFICERS...............................................................................................14

         Section 1.       General................................................................................14
         Section 2.       Election, Tenure and Qualifications....................................................14
         Section 3.       Removal and Resignation................................................................15
         Section 4.       President..............................................................................15
         Section 5.       Chairman...............................................................................15
         Section 6.       Vice President.........................................................................15
         Section 7.       Treasurer and Assistant Treasurers.....................................................16
         Section 8.       Secretary and Assistant Secretaries....................................................16
         Section 9.       Subordinate Officers...................................................................17
         Section 10.      Remuneration...........................................................................17
         Section 11.      Surety Bonds...........................................................................17

ARTICLE VI CAPITAL STOCK.........................................................................................18

         Section 1.       Certificates of Stock..................................................................18
         Section 2.       Transfer of Shares.....................................................................18
         Section 3.       Stock Ledgers..........................................................................18
         Section 4.       Transfer Agents and Registrars.........................................................19
         Section 5.       Fixing of Record Date..................................................................19
         Section 6.       Lost, Stolen or Destroyed Certificates.................................................19

ARTICLE VII FISCAL YEAR AND ACCOUNTANT...........................................................................20

         Section 1.       Fiscal Year............................................................................20
         Section 2.       Accountant.............................................................................20

ARTICLE VIII CUSTODY OF SECURITIES...............................................................................20

         Section 1.       Employment of a Custodian..............................................................20
         Section 2.       Termination of Custodian Agreement.....................................................21

ARTICLE IX INMDEMNIFICATION......................................................................................21

         Section 1.       Indemnification of Officers, Directors, Employees and Agents...........................21

ARTICLE X AMENDMENTS.............................................................................................22

         Section 1.       General................................................................................22


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                                    BY-LAWS
                                       OF
                         THE FIRST AUSTRALIA FUND, INC.
                            (A MARYLAND CORPORATION)

                                   ARTICLE I

                        NAME OF CORPORATION, LOCATION OF
                                OFFICES AND SEAL
                        --------------------------------


Section 1. Name. The name of the Corporation is The First Australia Fund, Inc.


Section 2. Principal Offices. The principal office of the Corporation in the State of Maryland shall be located in Baltimore, Maryland. The Corporation may, in addition, establish and maintain such other offices and places of business as the Board of Directors may, from time to time, determine.

Section 3. Seal. The corporate seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, and the word "Maryland." The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or Director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same.

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                                   ARTICLE II
                                   ----------

                                  STOCKHOLDERS
                                  ------------

Section 1. Place of Meeting. All meetings of the stockholders shall be held at the principal office of the Corporation in the State of Maryland or at such other place within the United States as may from time to time be designated by the Board of Directors and stated in the notice of such meeting.

Section 2. Annual Meetings. An annual meeting of stockholders for election of Directors and the transaction of such other business as may properly come before the meeting shall be held at such time and place within the United States as the Board of Directors, or any duly constituted committee of the Board, shall select between February 25th and March 25th; provided, however, that the date to be selected for the annual meeting to be held in 1991 shall be between April 2nd and May 3rd; provided, further, that the date to be selected for the annual meeting to be held in 1998 shall be between April 25th and May 25th; and provided, further, that the date to be selected for the annual meeting to be held in 1999 shall be between March 25th and April 25th.

Section 3. Special Meetings. Special meetings of the stockholders may be called at any time by the Secretary or a majority of the Board of Directors and shall be held at such time and place as may be stated in the notice of the meeting.

     Special meetings of the stockholders shall be called by the Secretary upon receipt of the written request of the holders of shares entitled to not less than a majority of all the votes entitled to be cast at such meeting, provided that (1) the information specified in Article II, Section 11 is given; and (2) the stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall

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determine and specify to such  stockholders.  No special meeting shall be called upon the request of stockholders to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding 12 months, unless requested by the holders of a majority of all shares entitled to be voted at such meeting.

Section 4. Notice of Meetings. The Secretary shall cause written or printed notice of the place, date and hour, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, to be given, not less than 10 and not more than 90 days before the date of the meeting, to each stockholder entitled to vote at, or entitled to notice of, such meeting by leaving the same with such stockholder or at such stockholder's residence or usual place of business or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears on the records of the Corporation at the time of such mailing. If mailed, notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder as aforesaid. Notice of any stockholders' meeting need not be given to any stockholder who shall sign a written waiver of such notice either before or after the time of such meeting, which waiver shall be filed with the records of such meeting, or to any stockholder who is present at such meeting in person or by proxy. Notice of adjournment of a stockholders' meeting to another time or place need not be given if such time and place are announced at the meeting.

Section 5. Quorum; Adjournment of Meetings. The presence at any stockholders' meeting, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast constitutes a quorum for the transaction of business. In the absence of a quorum, the holders of a majority of shares entitled to vote at the meeting and present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer present entitled

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to preside or act as Secretary  of such meeting may adjourn the meeting  without determining the date of the new meeting or from time to time without further notice to a date not more than 120 days after the original record date. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

Section 6. Voting and Inspector. Unless otherwise provided by the Charter, at each stockholders' meeting, each stockholder entitled to vote thereat shall be entitled to one vote for each share of stock of the Corporation validly issued and outstanding and standing in his name on the books of the Corporation on the record date fixed in accordance with Section 5 of Article VI hereof (and each stockholder of record holding fractional shares, if any, shall have proportionate voting rights). Stockholders may vote their shares owned of record either in person or by proxy appointed by instrument in writing subscribed by such stockholder or his duly authorized attorney. Unless a proxy otherwise provides, it is not valid for more than eleven months after its date. Except as otherwise specifically provided in the Charter or these By-Laws or as required by provisions of the Investment Company Act of 1940, as amended from time to time, all matters shall be decided by a vote of the majority of all votes validly cast at a meeting at which a quorum is present. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting.

     At any election of Directors, the Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the stock entitled to vote at such election shall, appoint one inspector of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspector at such election with strict impartiality and according to the best of his ability, and

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shall after the election make a certificate of the result of the vote taken.  No candidate for the office of Director shall be appointed such Inspector.

Section 7. Stockholders Entitled to Vote. If the Board of Directors sets a record date for the determination of stockholders entitled to notice of or to vote at any stockholders' meeting in accordance with Section 5 of Article VI hereof, each stockholder of the Corporation shall be entitled to vote, in person or by proxy, each share of stock standing in his name on the books of the Corporation on such record date. If no record date has been fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, or, if notice is waived by all stockholders, at the close of business on the tenth day next preceding the day on which the meeting is held.

Section 8. Validity of Proxies, Ballots. The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been signed by the stockholder or by his duly authorized attorney. Unless a proxy provides otherwise, it shall not be valid more than eleven months after its date. At every meeting of the stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the Secretary of the Corporation or the person acting as Secretary of the meeting before being voted, who shall decide all questions touching the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless an inspector of election has been appointed by the Chairman of the meeting in which event such inspector of election shall decide all such questions. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Corporation receives a specific written notice to

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the contrary  from any one of them. A proxy  purporting  to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

Section 9. Conduct of Stockholders' Meetings. The meetings of the stockholders shall be presided over by the President, or if he is not present, by the Chairman, or if he is not present, by any Vice President, or if none of them is present, then by any other officer of the Corporation appointed by the President to act on his behalf shall preside over the meeting. The Secretary of the Corporation, if present, shall act as a Secretary of such meeting, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor any Assistant Secretary is present, then any such person appointed by the Secretary to act on his behalf shall act as the Secretary of such meeting.

Section 10. Action Without a Meeting. Any action to be taken by stockholders may be taken without a meeting if (1) all stockholders entitled to vote on the matter consent to the action in writing, (2) all stockholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent and (3) said consents and waivers are filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at the meeting.

Section 11. Stockholder Proposals.

     (a) No business proposed by a stockholder to be considered at an annual meeting of stockholders shall be considered by the stockholders at that meeting unless no less than 90 days nor more than 120 days prior to the first anniversary date ("anniversary date") of the annual meeting for the preceding year, or, with respect to annual meetings not scheduled to be held within a period that commences 30 days before the anniversary date and ends 30 days after the

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anniversary  date,  by the  later of the close of  business  on the date 90 days prior to such meeting or 14 days following the date such meeting is first publicly announced or disclosed, the Secretary of the Corporation receives a written notice from the stockholder proposing a business matter to be considered at an annual meeting that sets forth the information required by Section 11(c) of this Article II.

     (b) No business matter shall be considered at a special meeting of stockholders unless such matter is specifically listed as a purpose of the special meeting and listed as a matter proposed to be acted on at the special meeting pursuant to the Corporation's notice of meeting.

          (i) In the event a special meeting is called at the request of stockholders, pursuant to Section 3 of this Article II, the written request shall be delivered to the Secretary of the Corporation, and shall state the business proposed by stockholders to be the purpose of the meeting and the matters proposed to be acted upon, and shall set forth the information required by Section 11(c) of this Article II.

          (ii) In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder delivers a written notice to the Secretary of the Corporation, which shall set forth the information required by Section 11(c) of this Article II, not later than the close of business 21 days following the day on which the date of the special meeting and the nominees proposed by the Board of Directors to be elected at such meeting are publicly announced or disclosed.

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     (c)  The  written  notice  or  written  request  to  the  Secretary  of the
Corporation,  required to be provided pursuant to Section 11(a) or 11(b) of this
Article II, shall include the following information: (1) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the meeting of stockholders, (2) with respect to each such stockholder, that stockholder's name and address (as they appear on the records of the Corporation), business address and telephone number, residence address and telephone number, and the number of shares of each class of stock of the Corporation beneficially owned by that stockholder, (3) any interest of the stockholder in the proposed business, (4) the name or names of each person nominated by the stockholder to be elected or reelected as a director, if any, and (5) with respect to each nominee, that nominee's name, business address and telephone number, and residence address and telephone number, the number of shares, if any, of each class of stock of the Corporation owned directly and beneficially by that nominee, and all information relating to that nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended ("Exchange Act") (or any provisions of law subsequently replacing Regulation 14A), together with a notarized letter signed by the nominee stating his or her acceptance of the nomination by that stockholder, stating his or her intention to serve as director if elected, and consenting to being named as a nominee for director in any proxy statement relating to such election.

     (d) The chairman of the annual or special meeting shall determine whether notice of matters proposed to be brought before a meeting has been duly given in the manner provided by this Section 11. If the facts warrant, the chairman shall declare to the meeting that business has

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not been properly  brought before the meeting in accordance  with the provisions of this Section 11, and, it, therefore, shall not be considered or transacted.

     (e) The requirement of the Corporation to include in the Corporation's proxy statement a stockholder proposal shall be governed by Rule 14a-8 under the Exchange Act (or any provisions of law subsequently replacing Rule 14a-8) ("Rule 14a-8"). Accordingly, the deadline for including a stockholder proposal in the Corporation's proxy statement shall be governed by Rule 14a-8.

     (f) The adjournment of an annual or special meeting, or any announcement thereof, shall not commence a new period for the giving of notice as provided in this Section 11.

     (g) For purposes of this Section 11, a meeting date shall be deemed to have been "publicly announced or disclosed" if such date is disclosed in a press release disseminated by the Corporation to a national news service or contained in a document publicly filed by the Corporation with the Securities and Exchange Commission.

                                   ARTICLE III
                                   -----------

                               BOARD OF DIRECTORS
                               ------------------

Section 1. Powers. Except as otherwise provided by law, by the Charter or by these By-Laws, the business and affairs of the Corporation shall be managed under the direction of, and all the powers of the Corporation shall be exercised by or under authority of, its Board of Directors.

Section 2. Number and Term. The Board of Directors shall consist of not fewer than three, nor more than twenty Directors, as specified by resolution of the majority of the entire Board of Directors, provided that at least 40% of the entire Board of Directors shall be persons who are

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not interested  persons of the Corporation as defined in the Investment  Company
Act of 1940. The Directors shall be divided into three classes, as nearly equal in number as possible, and shall be designated as Class I, Class II, and Class III Directors, respectively. The Class I Directors to be originally elected for a term expiring at the 1988 annual meeting. The Class II Directors to be originally elected for a term expiring at the 1989 annual stockholders' meeting. The Class III Directors to be originally elected for a term expiring at the 1990 annual stockholders' meeting. After expiration of the terms of office specified for the Directors, the Directors of each class shall serve for terms of three
(3) years, or, when filling a vacancy, for the unexpired portion of such term and until their successors are elected and have qualified.

Section 3. Election. At the first annual meeting of stockholders and at each annual meeting thereafter, Directors shall be elected by vote of the holders of a majority of the shares present in person or by proxy and entitled to vote thereon.

Section 4. Vacancies and Newly Created Directorships. If any vacancies shall occur in the Board of Directors (i) by reason of death, resignation, removal or otherwise, the remaining Directors shall continue to act, and such vacancies (if not previously filled by the stockholders) may be filled by a majority of the remaining Directors, although less than a quorum, and (ii) by reason of an increase in the authorized number of Directors, such vacancies (if not previously filled by the stockholders) may be filled only by a majority vote of the entire Board of Directors; provided, however, that immediately after filling any such vacancy, at least two-thirds (2/3) of the Directors then holding office shall have been elected to such office by the stockholders of the Corporation. In the event that at any time, other than the time preceding the first annual stockholders' meeting, less than majority of the Directors of the Corporation holding office at that

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time were elected by the  stockholders,  a meeting of the stockholders  shall be held promptly and in any event within 60 days for the purpose of electing Directors to fill any existing vacancies in the Board of Directors unless the Securities and Exchange Commission shall by order extend such period.

Section 5. Removal. At any meeting of stockholders duly called and at which a quorum is present, the stockholders may, by the affirmative votes of the holders of a majority of the votes entitled to be cast thereon, remove any Director or Directors from office, with or without cause, and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of the removed Directors.

Section 6. Place of Meeting. The Directors may hold their meetings, have one or more offices, and keep the books of the Corporation, outside the State of Maryland, and within or without the United States of America, at any office or offices of the Corporation or at any other place as they may from time to time by resolution determine, or in the case of meetings, as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof; provided, however, that Board meetings shall not be held in Australia.

Section 7. Annual and Regular Meetings. The annual meeting of the Board of Directors for choosing officers and transacting other proper business shall be held immediately after the annual stockholders' meeting at the place of such meeting or at such other time and place as the Board may determine. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place as the Board of Directors may determine. Notice of such annual and regular meetings need not be in writing, provided that

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notice of any change in the time or place of such meetings shall be communicated promptly to each Director not present at the meeting at which such change was made in the manner provided in Section 8 of this Article III for notice of special meetings. Members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

Section 8. Special Meetings. Special meetings of the Board of Directors may be held at any time or place and for any purpose when called by the President, the Secretary or two or more of the Directors. Notice of special meetings, stating the time and place, shall be communicated to each Director personally by telephone or transmitted to him by telegraph, telefax, telex, cable or wireless at least one day before the meeting.

Section 9. Waiver of Notice. No notice of any meeting of the Board of Directors or a committee of the Board need be given to any Director who is present at the meeting or who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), either before or after meeting.

Section 10. Quorum and Voting. At all meetings of the Board of Directors, the presence of a majority of the number of Directors then in office shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of

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Directors,  unless the concurrence of a greater  proportion is required for such action by law, by the Charter or by these By-Laws.

Section 11. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent to such action is signed by all members of the Board or of any committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

Section 12. Compensation of Directors. Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be determined by resolution of the Board of Directors.


                                   ARTICLE IV
                                   ----------

                                   COMMITTEES
                                   ----------

Section 1. Organization. By resolution adopted by the Board of Directors, the Board may designate one or more committees, including an Executive Committee, composed of two or more Directors. The Chairmen of such committees shall be elected by the Board of Directors. The Board of Directors shall have the power at any time to change the members of such committees and to fill vacancies in the committees. The Board may delegate to these committees any of its powers, except the power to authorize the issuance of stock, declare a dividend or distribution on stock, recommend to stockholders any action requiring stockholder approval, amend these By-Laws, or approve any merger or share exchange which does not require stockholder approval.

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Section 2. Proceedings and Quorum.  In the absence of an appropriate  resolution of the Board of Directors, each committee, consistent with law, may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the event any member of any committee is absent from any meeting, the members thereof present at the meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

                                    ARTICLE V
                                    ---------

                                    OFFICERS
                                    --------

Section 1. General. The officers of the Corporation shall be a President (who shall be a Director), a Chairman (who shall be a Director), a Secretary and a Treasurer, and may include one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 9 of this Article.

Section 2. Election, Tenure and Qualifications. The officers of the Corporation, except those appointed as provided in Section 9 of this Article V, shall be elected by the Board of Directors at its first meeting or such meetings as shall be held prior to its first annual meeting, and thereafter annually at its annual meeting. If any officers are not chosen at any annual meeting, such officers may be chosen at any subsequent regular or special meeting of the Board. Except as otherwise provided in this Article V, each officer chosen by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his successor shall have been elected and qualified. Any person may hold one or more offices of the Corporation except the offices of President and Vice President.

Section 3. Removal and Resignation. Whenever in the judgment of the Board of Directors the best interest of the Corporation will be served thereby, any officer may be removed from office by the vote of a majority of the members of the Board of Directors given at a regular meeting or any special meeting called for such purpose. Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 4. President. The President shall be the chief executive officer of the Corporation and he shall preside at all stockholders' meetings. Subject to the supervision of the Board of Directors, he shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers, employees and agents. Except as the Board of Directors may otherwise order, he may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. He shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 5. Chairman. The Chairman shall be the Chairman of the Board of Directors and shall preside at all Directors' meetings. Except as the Board of Directors may otherwise order, he may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. He shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 6. Vice President. The Board of Directors may from time to time elect one or more Vice Presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the President. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 7. Treasurer and Assistant Treasurers. The Treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, he shall have general supervision of the funds and property of the Corporation and of the performance by the Custodian of its duties with respect thereto. He shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all his transactions as Treasurer; and as soon as possible after the close of each fiscal year he shall make and submit to the Board of Directors a like report for such fiscal year. He shall perform all acts incidental to the Office of Treasurer, subject to the control of the Board of Directors.

     Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, he may perform all the duties of the Treasurer.

Section 8. Secretary and Assistant Secretaries. The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the stockholders and Directors in books to be kept for that purpose. He shall keep in safe custody the seal of the Corporation, and shall have charge of the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Director. He shall perform such other duties as appertain to his office or as may be required by the Board of Directors.

     Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, he may perform all the duties of the Secretary.

Section 9. Subordinate Officers. The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

Section 10. Remuneration. The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 9 of this Article V.

Section 11. Surety Bonds. The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the

Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his hands.

                                   ARTICLE VI
                                   ----------

                                 CAPITAL STOCK
                                 -------------

Section 1. Certificates of Stock. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. No certificate shall be valid unless it is signed by the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and sealed with its seal, or bears the facsimile signatures of such officers and a facsimile of such seal.

Section 2. Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative upon surrender and cancellation of a certificate or certificates for the same number of shares of the same class, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The shares of stock of the Corporation may be freely transferred, and the Board of Directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of stock of the Corporation.

Section 3. Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.

Section 4. Transfer Agents and Registrars. The Board of Directors may from time to time appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

Section 5. Fixing of Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of, or to vote at, any stockholders' meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or to be allotted any other rights, or for the purpose of any other lawful action, provided that (1) such record date shall not exceed 90 days preceding the date on which the particular action requiring such determination will be taken; (2) the transfer books shall remain open regardless of the fixing of a record date; (3) in the case of a meeting of stockholders, the record date shall be at least 10 days before the date of the meeting; and (4) in the event a dividend or other distribution is declared, the record date for stockholders entitled to a dividend or distribution shall be at least 10 days after the date on which the dividend is declared (declaration date).

Section 6. Lost, Stolen or Destroyed Certificates. Before issuing a new certificate for stock of the Corporation alleged to have been lost, stolen or destroyed, the Board of Directors or any officer authorized by the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate (or his legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board or any such officer may direct and with such surety or sureties as may be satisfactory to the Board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                  ARTICLE VII
                                  -----------

                           FISCAL YEAR AND ACCOUNTANT
                           --------------------------

Section 1. Fiscal Year. The fiscal year of the Corporation shall, unless otherwise ordered by the Board of Directors, be twelve calendar months ending on the 31st day of October.

Section 2. Accountant. The Corporation shall employ an independent public accountant or a firm of independent public accountants as its Accountants to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any stockholders' meeting called for that purpose.

                                  ARTICLE VIII
                                  ------------

                              CUSTODY OF SECURITIES
                              ---------------------

Section 1. Employment of a Custodian. The Corporation shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities and similar investments owned by the Corporation. The Custodian (and any sub-custodian) shall be a bank or trust company of good standing having a capital, surplus and undivided profits aggregating not less than fifty million dollars ($50,000,000) or such other financial institution as shall be permitted by rule or order of the United States Securities and Exchange Commission. The Custodian shall be appointed from time to time by the Board of Directors, which shall fix its remuneration.

Section 2. Termination of Custodian Agreement. Upon termination of the agreement for services with the Custodian or inability of the Custodian to continue to serve, the Board of Directors shall promptly appoint a successor Custodian, but in the event that no successor Custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the stockholders to determine whether the Corporation shall function without a Custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares of stock of the Corporation, the Custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.

                                   ARTICLE IX
                                  ------------

                                 INDEMNIFICATION
                                 ---------------

Section 1. Indemnification of Officers, Directors, Employees and Agents. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all judgments, penalties, fines, settlements and reasonable expenses, including attorneys' fees, actually incurred by him in connection with such Proceeding and the amount of every such judgment, penalty, fine, settlement and reasonable expense so incurred by such person shall be paid by the Corporation or, if paid by such person, reimbursed to such person by the Corporation to the fullest extent permitted by law, subject only to the conditions and limitations imposed by the applicable provisions of Section 2-418 of the Corporations and Associations Article of the Annotated Code of the State of Maryland as amended from time to time and by the applicable provisions of Section 17(h) of the United States Investment Company Act of 1940 as amended from time to time and as interpreted and as required to be implemented by the Securities and Exchange Commission in Release No. IC-11330 of September 4, 1980 or any subsequent interpretation of such Commission. Subject to such conditions and limitations, the Corporation shall pay or reimburse, in advance of the final disposition of a proceeding, the reasonable expenses incurred by each Director, officer, employee or agent who is a party to a Proceeding upon receipt by the Corporation of (a) a written affirmation by such person of such person's good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met, and (b) a written undertaking by or on behalf of such person to repay the amount if it shall ultimately be determined that such standard of conduct has not been met.

                                    ARTICLE X
                                    ---------

                                   AMENDMENTS
                                   ----------

Section 1. General. Except as provided in the next succeeding sentence, all By-Laws of the Corporation, whether adopted by the Board of Directors or the stockholders, shall be subject to amendment, alteration or repeal, and new
By-Laws may be made by the affirmative vote of a majority of either: (a) the holders of record of the outstanding shares of stock of the Corporation entitled to vote, at any annual or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law; or (b) the Directors, at any regular or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law. The provisions of Article III, Section 2 of the By-Laws shall be subject to amendment, alterations or repeal by the affirmative vote of either: (i) the holders of record of 75% of each class of the outstanding shares of stock of the Corporation entitled to vote, at any annual or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration or repeal; or (ii) 75% of the Directors, at a regular or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration or repeal.